Exhibit 11

                                 LAW OFFICES OF
              CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.
                             1900 U.S. BANK BUILDING
                              233 SOUTH 13TH STREET
                          LINCOLN, NEBRASKA 68508-2095
                                 (402) 474-6900
                               FAX (402) 474-5393
                    Sender's E-mail: www.dburt@cline-law.com



                                                        May 28, 2003


Board of Directors
First Focus Funds, Inc.
1620 Dodge Street
Omaha, Nebraska 68102-1596

                  Re:    Form N-14 Registration Statement

Gentlemen:

         We herewith consent to the references to our Firm in the Prospectus of First Focus Funds, Inc. dated July 31, 2002, as supplemented, and as incorporated by reference into, and delivered with, the Prospectus/Proxy Statement included in Form N-14 Registration Statement filed with the Securities and Exchange Commission on or about May 28, 2003. We also consent to the filing of our Tax Opinion dated May 24, 2003 as an Exhibit to the said Form N-14 Registration Statement.

                                  Very truly yours,



                                  /s/ Donald F. Burt
                                  FOR THE FIRM